ESCROW AGREEMENT

     This Escrow Agreement is made by and between INDUSTRIAL DATA SYSTEMS, CORP., a Nevada corporation ("Corporation"); PAM DIAMONT, Trustee and BERNIE HOLLINGSWORTH, Trustee, acting on behalf of the PHD NO. 1 QUALIFIED S-CORPORATION TRUST AND BH NO. 1 QUALIFIED S-CORPORATION TRUST; JOE B. HOLLINGSWORTH and WILLIAM A. JACKSON, ("Stockholders") and JOHN J. WILLIAMS, ("Escrow Agent"), this 15th day of August, 1995.

                                    RECITALS

     WHEREAS the parties hereto have executed and consummated that certain Stock Acquisition Agreement dated August 15, 1955 whereby the Corporation acquired from Trustees 8,000 shares of Class A stock, 2,000 shares of Class B stock and 451,292 shares of Class C stock of THERMAIRE, INC. in exchange for 600,000 shares of INDUSTRIAL DATA SYSTEMS, CORP. common stock, $.01 par value, and

     WHEREAS it is the intent of the parties that the Corporation will repurchase its stock from Stockholders on or before February 15, 1997 for cash consideration of $1.00 per share or the stock exchange will be rescinded; and

     WHEREAS the parties hereto desire to engage Escrow Agent to hold the below described escrow items and disburse them in accordance with the terms of the Stock Acquisition Agreement and this Escrow Agreement; and

     WHEREAS JOHN J. WILLIAMS has agreed to act as Escrow Agent subject to the terms hereof;

     NOW THEREFORE the parties hereto have agreed as follows:

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     1. ITEMS OF ESCROW. The following items have been delivered to Escrow Agent on the data(s) set forth following the description of each item:

     (i) A true and correct copy of an agreement entitled "Stock Acquisition Agreement" dated August 15, 1995 between the parties hereto. Received
          August 18, 1995.                                                   JJM

     (ii) Stock Certificate No. 3 issued to INDUSTRIAL DATA SYSTEMS, CORP. representing 8,000 shares of Class A stock of THERMAIRE, INC. accompanied by a stock power endorsed to PAM DIAMONT and BERNIE HOLLINGSORTH, Trustees for such shares executed by INDUSTRIAL DATA SYSTEMS, CORP.

          Received August 18, 1995                                           JJM

    (iii) Stock Certificate No. 3 issued to INDUSTRIAL DATA SYSTEMS, CORP. representing 2,000 shares of Class B stock of THERMAIRE, INC. accompanied by a stock power endorsed to PAM DIAMONT and BERNIE HOLLINGSWORTH, Trustees for such shares executed by INDUSTRIAL DATA SYSTEMS, CORP.

          Received August 18, 1995                                           JJM

     (iv) Stock Certificate No. 3 issued to INDUSTRIAL DATA SYSTEMS, CORP. representing 316,855 shares of Class C stock of THERMAIRE, INC. accompanied by a stock power endorsed to JOE B. HOLLINGSWORTH, for such shares executed by INDUSTRIAL DATA

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          SYSTEMS, CORP.

          Received August 18, 1995                                           JJM

     (v) Stock Certificate No. 4 issued to INDUSTRIAL DATA SYSTEMS, CORP. representing 134,437 shares of Class C stock of THERMAIRE, INC. accompanied by a stock power endorsed to WILLIAM A. JACKSON, for such shares executed by INDUSTRIAL DATA SYSTEMS, CORP.

          Received August 18, 1995                                           JJM

     (vi) Stock Certificate No. issued to PAM DIAMONT and BERNIE HOLLINGSWORTH, Trustees of PHD NO. 1 QUALIFIED S-CORPORATION TRUST representing 118,966 share of common stock of INDUSTRIAL DATA SYSTEMS, CORP. accompanied by a stock power endorsed to INDUSTRIAL DATA SYSTEMS, CORP. for such shares executed by PAM DIAMONT and BERNIE HOLLINGSWORTH, Trustees.

          Received   , 1995

    (vii) Stock Certificate No. issued to PAM DIAMONT and BERNIE HOLLINGSWORTH, Trustees of BH NO. 1 QUALIFIED S-CORPORATION TRUST representing 29,742 shares of common stock of INDUSTRIAL DATA SYSTEMS, CORP. accompanied by a stock power endorsed to INDUSTRIAL DATA SYSTEMS, CORP. for such shares executed by PAM DIAMONT and BERNIE HOLLINGSWORTH, Trustees.

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          Received   , 1995

   (viii) Stock Certificate No. issued to JOE B. HOLLINGSWORTH, representing 316,855 shares of common stock of INDUSTRIAL DATA SYSTEMS, CORP. accompanied by a stock power endorsed to INDUSTRIAL DATA SYSTEMS, CORP. for such shares executed by JOE B. HOLLINGSWORTH.

          Received   , 1995

     (ix) Stock Certificate No. issued to WILLIAM A. JACKSON, representing 134,437 shares of common stock of INDUSTRIAL DATA SYSTEMS, CORP. accompanied by a stock power endorsed to INDUSTRIAL DATA SYSTEMS, CORP. for such shares executed by WILLIAM A. JACKSON.

          Received   , 1995

     2. DELIVERY UPON EXECUTION OF INDUSTRIAL DATA SYSTEMS, CORP. OPTION TO REACQUIRE ITS STOCK. It is the intent of the parties that the Corporation exercise its option to reacquire its stock under Article 10.2 of the Stock Acquisition Agreement, accordingly, upon the delivery to Escrow Agent of the sum of $600,000.00 U.S. in readily available funds, Escrow Agent is authorized and directed to deliver to Corporation, escrow items (ii) through (ix). Escrow Agent shall also immediately deliver to Stockholders, by way of cashier's check or wire transfer, their respective interest in the funds.

     3.  DELIVERY UPON FAILURE OF INDUSTRIAL DATA SYSTEMS, CORP.

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     TO REACQUIRE ITS STOCK. It is the intent of the parties that in the event
     Corporation fails to timely exercise its option or elects not to exercise its option to reacquire its stock for the cash consideration specified OR should it become financially impaired where it is apparent it will not be able to exercise its option, then in either event, the Stock Acquisition Agreement dated August 15, 1996, shall be rescinded and the parties shall be relieved of any further obligations thereunder. For purposes of this Agreement, Corporation shall be deemed financial impaired at anytime its current assets (less inventory) is below a multiple of 1.5 times its non-contingent current liabilities. Corporation shall provide a copy of its monthly income statement and balance sheet to Stockholders and Escrow Agent within thirty (30) days following the end of each calendar month.

          Should Corporation fail to exercise its option to reacquire its stock on or before February 15, 1997 OR should Corporation elect not to exercise its option to reacquire its stock for cash OR should Corporation become financially impaired during such period and Stockholders notify Escrow Agent in writing of their desire to rescind the Stock Acquisition Agreement based upon such financial impairment, in either event, Escrow Agent is authorized and directed to immediately deliver to Stockholders, escrow items (ii), (iii), (iv) and (v) and to Corporation escrow items (vi),
     (vii), (viii) and (ix).

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     4. ESCROW AGENT'S VERIFICATION PERIOD. Escrow Agent shall have a period of
     5 business days following the day notice is received by any party in which to verify authenticity of any facts and perform any action required hereunder. Any deposit of funds with Escrow Agent must be verified as "Collected Funds" immediately available for disbursement before Escrow Agent's time period begins.

     5. NOTICE TO ESCROW AGENT. Corporation and Stockholders hereby agree to notify Escrow Agent in writing of any modifications whatsoever to this or the Stock Acquisition Agreement. Corporation and Stockholders further agree that accompanying such notice shall be a true and correct copy of any instrument proporting to modify this or the Stock Acquisition Agreement. Escrow Agent may conclusively rely upon any such notice, shall conclusively evidence that these Agreements have not been modified.

     6. DISPUTE BETWEEN THE PARTIES. In the event that any disputes arise between Corporation and/or Stockholders regarding construction of this or the Stock Acquisition Agreement or rights arising therefrom, Escrow Agent is hereby authorized and directed to file and appropriate interpleader action in a court of competent jurisdiction and shall be entitled to recover from the Corporation and Stockholders, all costs, fees, and expenses associated therewith, including reasonable attorney's fees.

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     7. TERMINATION OF ESCROW DUTIES. The duties of Escrow Agent shall terminate upon occurrence of any of the following events: (i) delivery of the escrow items pursuant to Paragraph 2 hereof, (ii) delivery of the escrow items pursuant to Paragraph 3 hereof, (iii) tender of the escrow items into the registry of any court pursuant to Paragraph 6 hereof, (iv) written notice executed by both Corporation and Stockholders or their respective successors in interest, terminating this Escrow Agreement setting forth instructions for delivery of the escrow items. Upon termination as above stated Escrow Agent shall have no further liability hereunder.

     8. INDEMNITY OF ESCROW AGENT. Corporation and Stockholders, on behalf of themselves and their successors in interest, if any, individually, jointly and severally hereby agree and shall, upon demand, indemnify, protect, save and hold harmless Esrow Agent, its agents, servants, officers, directors, shareholders, employees, representatives and any and all others acting by or through the Escrow Agent, from and against any and all debts, liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses, disbursements, including limitation, reimbursement for all reasonable attorney fees, of whatsoever kind and nature, imposed upon, incurred by, paid by and/or asserted against Escrow Agent, in any way or form, directly or indirectly arising out of this Agreement, any and all aspects hereof and/or any and all disputes which may arise between the parties hereto or between

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     the parties hereto and third persons as well as claims by third persons against Escrow Agent, including but not limited to, claims or demands by any governmental entity whatsoever, asserted by reason of this Agreement.

     9. NOTICES. Any notice required or permitted hereunder shall be send to the party entitled to receive the same by certified United States mail, return receipt requested, or shall be hand delivered. Any notice send by mail shall be deemed received five (5) business days following deposit of the same in the United States mail, in a properly addressed wrapper with proper postage affixed thereto.

     10. CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

     EXECUTED this 18th day of August, 1995.

PHD NO. 1 QUALIFIED S-CORPORATION             INDUSTRIAL DATA SYSTEMS,
TRUST                                         CORP.
By: /s/ PAM DIAMONT                           By: /s/ WILLIAM COSKEY
        PAM DIAMONT, Trustee                          WILLIAM COSKEY, President

    /s/ BERNIE HOLLINGSWORTH
        BERNIE HOLLINGSWORTH, Trustee

BH NO. 1 QUALIFIED S-CORPORATION                  /s/ JOHNNY J. WILLIAMS
TRUST                                                 JOHNNY J. WILLIAMS
By: /s/ PAM DIAMONT
        PAM DIAMONT, Trustee

    /s/ BERNIE HOLLINGSWORTH
        BERNIE HOLLINGSWORTH

    /s/ JOE B. HOLLINGSWORTH
        JOE B. HOLLINGSWORTH

    /s/ WILLIAM A. JACKSON
        WILLIAM A. JACKSON

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